UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.   Regulation FD Disclosure

On February 21, 2007, the Board of the General Partner of MarkWest Energy Partners, L.P. (the “Partnership”), announced that it has asked its Conflicts Committee to review and evaluate a possible acquisition of, business combination with, or other potential restructuring transaction with MarkWest Hydrocarbon, Inc. (the “Company”), or other potential alternative transactions with the Company with the objective of enhancing unitholder value.  The General Partner’s Board (the “Board”) advised that there can be no assurance that this review process will result in any specific transaction.  The Board does not intend to disclose developments regarding its review of structuring alternatives unless and until the Board approves a definitive transaction or otherwise has reached a definitive conclusion regarding a transaction.  The Conflicts Committee intends to retain an independent financial advisor to assist the Committee in its review.

ITEM 9.01.   Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: February 21, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer